Issuer Free Writing Prospectus filed pursuant to Rule 433

Supplementing the Prospectus Supplement dated August 25, 2022 and the Prospectus dated January 22, 2021

Registration No. 333-252342

@ TOYOTA FINANCIA l SERVICES lncomeDriver Notes "' Accelerate your investments Toyoto l='inonciol Services' lncomeDriver Notes• offers youon opportunity to invest with a company you believe in and a partner youcan trusL , , ; . , , .r . . ' . , , ,· _ -- . ,... 7 . - . -- :. OV!;.RVl!;.W l=liATURliS G!;.T STARTliD PROGRAM DOCUMliNTS l=AQS Questions ? C a l l l - 844 - 4M - M 73 LOGIN Overview Our lncomeDriver Notes® pay a competitive interest rate and are redeemable at any time. lncomeDriver Notes® are not a ban k account or a money mar k et fund and are not !=D IC - in sur e d. lncomeDriver Notes® are offered in the U. S . only, and only by means of a grosf;>edus . < > t1Til A d d i t i o na l i nve st me nts a ll o we d a l any l ime w it h no m i n imum i n ve st me n t amount required Ma n ag e i rwesl me n h ol any t i me 1 - < igh e r i n t erest ra t es ! hon ty pi ca l savings a cco u n t s Why choose lncomeDriver Notes®? MIGMER RETURNS EASY INITIAL INVESTMENT SIMPLE ACCESS TO UNDS Earning i s easier w i t h higher interest rate, t h an lypicol saving, occcxmh A ll ii la k es is $500 lo sla r l earning w i t h u s No long - term commitment, so you ca n spend yO<Jr money how you li ke, whe n you like A smarter way to invest Rate Co mpa riso n ' Compare ln c o me Dr ive r No t es • rates to those of other popular investment options and see how you can start making more of your inve stme nts . 2 4.00% - 0.29% I ncome Driver Money Market Notes 0.04% I n terest Checking ' As of Novembe, 21. 2022, notiona l mies lo, Money Mackel and l nte"" t Check i ng o,e ca l c ulated w a hi n on a nnua l peccenlage ,,;eld. Thi, i nla c mat io n bosed upon t he ro!es pub l is hed by t he hade rnl Dep os i t I nsura nce Cmporo!ion ' ln come Dciver Note,. do not const a ute a savings, deposit m ot he , bank account ond me not i ns ured by o r subject to the prn ted io n of lhe " ed e rn l Depo,a l nsurnnce Co'l'orntion. The l ncomeDr ive c No le , are nat o mooey ma,h,i fund, which are typk a l l y dive cs i fied fun ds consisting of shart - lenn debt securities o f mony i ssue cs, aod lhe re lo ce do not mee t t he d Ners i fi cotio os and inveslment quo l,ly standards set foclh Im m o ney mmket fund, by lhe l nvesl ment Compony Act of 1940. Get started today It's never too late, or too ear l y,to begin i nvestin g with a trusted partner l i ke Toyota i=in a n c i a l Services. Take a look at how s i mp l e it is to start. C D 0 V E IHl ' V YOUD E LI G IBILIT Y lnc ome D , iv er No t es• m e ovoilable l o i ndivid u a l , and en!ilie, Mth a U. S add,..,,, and a SS N m " ede ro l Ta, I D number. LUl:!N ABOUT YOUR IN VES TM E'. NT ev iew !he The prospectus i s the l eg a l document we Ried w a h l he Securities a nd £ xch a nge Comm i ss io n (SK) tha t p c ovide, detoi l , oboul Toyala Motm Cred i t Cmporotion a nd ou c lnc ome D , iver Note,. p rn g rn m. wh ic h rrx,y he l p you make a more inhmed decision. 0 C OMPL ETE T M E'. E NR O L1 - M E'. N T APP LI CAT I O N \ /hit ou c se cu c e en ro l l ment website to comp l e le yam e nro l lme nt a pp lic a l io n o,..J e l ect ronico l l y fund you , init i a l investment f , om your U . S. bank account. Cash ond checks conno l be a ccep le d. 0 ST AIIT IN VE'.ST IN G You wi ll e a m da i l y inle c est on y o ur pd ocipo l i nvestment You , inle c est w i l l be o ula m a l ica l ly ,einves!ed at l he end o f eoch month i;_NROLL NOW Program documents ENROLLMENT PriYa cy Nol ie@ VIEW Ter m s of U s @ VIEW Ej Pr q o > @ d us VIEW ACCOUNT CHANGE FORMS ® Updal@ yo u r prolll@ or bank acco o, nt i nlormal io n VIEW RetiU@ a cu stod ia l i """ slm @nt VIEW Autho ri n> on All om "Y'in • F' a cl , Gua rd i a n , or Con se rva tor VIEW CORPORATE RESOLUTION ld@ntify i n di Yid ua s l who can t ran s act on corporat e, tr us t , or pm tn .., s h ip Not .... VIEW requently asked questions 0 W h a t are ln co m e Dri ve r N ot e s <tl? The ln come D river Nol es ® program is a direel investment in senior notes issued by Toyota Motor Credit Corporation (" T MC C "). l ncome Dr i ve r Notes® pay a variable rate of interest and ore redeemable al any l i me. l nco me Dr i ve r No tes " are not a bank account or a money market fund and are not FDIC insured. l nco me Dr i ve r Notes® are offered in the U.S. only, and only by means of a prosf!eclus . Re v i e w the prosf!eclu s before you i nvest. 0 A m I e li g ibl e to ma k e an ln co m e D r i ver N ot e s ® in ves t m e n t? Ind i v i d ua ls and ent i tie s w i t h a valid Soc ia l Security number (SSN) or U.S. federal taxpayer i dent i fication number (TIN) and a U.S. address are e l ig i b le. ln come D r i ver No le s ® may be he l d i ndivid ua lly or jointly, among up lo three ind iv i d ua ls, or by co rpo ra t i o ns, pa rt ne rsh i ps, lim i te d liability companies, firms, associations, or os custodial or trust investments. 0 W h at i s t h e in te res t rate? Thecurrent interest role is 4 .00%.T h e interest role is variable and subject lo change al any lime. Interest is compounded do i ly al the role in effect each day, based on o 365/366 - doy year. 0 Are ln co m e D r i ver N ot e s ® F DI C - in s u re d ? No, lncomeDriver Notes® ore not a sa v i ngs, deposit or ot h e r bank account and ore not insured by or subject to the protection of the F ede ra l Deposit I nsu ra nce Corporation. 0 W h e re ca n I l e a rn m o re a b out T oyot a M o t o r C re di t Corpo ra t i o n ? Toyota Motor C red i t Corporation, wh i c h does business under the Toyolo Financial Services (T F S) service mark, is one of the largest consumer finance companies in the U.S. and one of t h e hig h est roted captive auto finance companies in the world. F or informa t i o n about earnings results, fi l ings w i t h the Securities and E:xchonge Commission, and company presentations, visit our Investo r Relations Center . 0 H ow c a n I c o n ta ct t h e l n co m e D riYe r N o t es ® C u st o m e r Service Ce nt er? You can contact the l ncome Dr i ve r Notes® Customer Service Center ot 1 - 8 44 - 464 - 467 3 . Our representatives are ovo i lo b l e Monday through Friday between 8 a.m. ond 7 p.m. (E:T). You can also review more frequently asked questions by clic k ing here . FINANCIAL SERVICES @ TOYOTA lncomeDriver Notes " T oyala " ina ncia l Se,vice, i s a se,vice mack used to ma,h,i lhe p rnd ud s of T oyota Mota< C red a Cmporalion and lnco meD riYe c No!e, is a cegis!ered trodemo,k of T oyota Motor C red a Cocporalion T oyala Motm Credit Cmporotion (" T MCC " ) has fi l e d a cegis tral io n s!otement ( i nclud i ng a prnspec lus ) with the Secu ritie s and £, cha nge Commission ("S£C") Im lhe offe r ing l o which lh communication , elates. Before you i nvest . you should read lhe p rnspec lu s in that c egist ro t ion statement and ather document, T MCC ha, Rie d with the S£C Im more complete i nlo c mat io n about TMCC and t h i s o ffe ring . You moy gel t he se documenh fo e fcee by vis il i ng the S£C we bs i te al www. , oc.!I!! • a, by down l oa d i ng them he re . Alle ma tive l y . TMCC wi l l arrange ! o send you the prnspectus i f you re.iuest a by co l l i ng 1 - 84 4 - <164 - <1673. lnco meD riYe c Notes me unsecured debt ob lig at io ns solely of T MCC and oce not ob l iga l io ns o f , o, di rec t l y o, i ndirec t ly gua rnnleed . by Toyolo Motm Cocporotion, Toyolo l' ina ncio l Se,vices Cmpmolion, o, any o f l he ic ""pective affi liat es . T he l ncome D , iver Notes• w i l l have the bene fit o f cred it suppocl ag c e eme nh as described in t he och, , Ried w i t h lhe S£C lnco meD , iv.,, - Notes donatconslilute a savings, depo,a or other bank account and are nat iosuced by o, subject l o the protection of t he l'ede ro l Deposil I nsura nce Cmporalion. l ncomeD ri vec Nole, arenola m o ney mmket fund, which me ty p ica l l y divecsified funds co nsist i ng ol sho rt • le c m debt secu ritie s of many issuers, and lhere lo ce do not meet t he dNecsificotion and inves lmen t uol a y,taodards sel lmth for mooey mockel fund, by the lnves lmen t Compony Act of 1940.

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